Exhibit 10.2

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT is dated as of April ___, 2005, by and among McGuireWoods LLP (the "Escrow Agent"), On2 Technologies, Inc., a Delaware corporation ("Buyer"), and Wildform, Inc., a California corporation ("Seller").

                               W I T N E S S E T H

      WHEREAS, Buyer and Seller are parties to an Asset Purchase and Software License Agreement dated as of April, 2005 (the "Purchase Agreement") which provides for a deposit of $200,000 by Buyer (the "Escrow Amount"), to be held by the Escrow Agent on the terms and conditions set forth herein;

      WHEREAS, Buyer and Seller each appoint the Escrow Agent to serve as an escrow agent hereunder; and

      WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. Definitions. Capitalized terms not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given in the Purchase Agreement, a complete and correct copy of which has been delivered to the Escrow Agent by Buyer and Seller.

      2. Escrow Amount. The Escrow Agent acknowledges receipt of $200,000 tendered by Buyer in accordance with Section 4.2(b) of the Purchase Agreement. The Buyer and the Seller hereby appoint the Escrow Agent as the escrow agent hereunder, and the Escrow Agent hereby accepts said appointment and agrees to hold the Escrow Amount and all interest and other income earned thereon (the "Income" and, together with the Escrow Amount, the "Escrow Fund") in escrow and to apply, invest, reinvest and disburse the Escrow Fund only in accordance with the provisions of this Escrow Agreement.

      3. Distribution of Escrow Fund; Disputes.

      (a) The Escrow Amount is deposited by Buyer with the Escrow Agent subject to any claims for Damages the Buyer may have pursuant to Section 13.1 of the Purchase Agreement.

      (b) Either party (the "Instructing Party ") may deliver signed instructions to the Escrow Agent (the "Instructions") instructing the Escrow Agent to release funds from the Escrow Fund, provided that Seller may not deliver such Instructions to the Escrow Agent prior to the Termination Date (as hereinafter defined). The Instructing Party shall deliver to the other party (the "Receiving Party") a copy of the Instructions concurrently with its delivery to the Escrow Agent. If the Receiving Party objects to the release of any funds from the Escrow Fund as set forth in the Instructions, it shall deliver written notice (a "Notice of Dispute") to the Instructing Party and the Escrow Agent within a period of 20 business days after receipt of the Instructions setting forth in reasonable detail the reasons why the Receiving Party is disputing the Instructions. The Receiving Party shall deliver to the Instructing Party a copy of the Notice of Dispute concurrently with its delivery to the Escrow Agent. If the Receiving Party fails to deliver a Notice of Dispute to the Instructing Party and the Escrow Agent within said period of 20 business days, or if the Notice of Dispute does not dispute the payment of a portion of the amount set forth in the Instructions (the "Undisputed Portion"), then the Escrow Agent shall immediately pay to the Instructing Party the amount of the payment set forth in the Instructions or the Undisputed Portion, as applicable. If the Escrow Agent receives a Notice of Dispute, the Escrow Agent shall not pay any amounts which are being disputed unless, until and only to the extent that the Escrow Agent (i) receives joint written instructions signed by Buyer and Seller regarding the payment of funds from the Escrow Fund, or (ii) is directed to make such payment by a court or arbitrator adjudicating such dispute.

      (c) On the Termination Date, all Income earned on the Escrow Amount, to the extent not paid to Buyer or subject to a Notice of Dispute in accordance with subparagraph 3(b), shall be paid to Seller. Any taxes incurred on account of such Income or as a result thereof shall be the responsibility of, and be paid by, Seller.

      (d) On the first anniversary of the date hereof (the "Termination Date"), all amounts in the Escrow Fund, to the extent not paid to Buyer or subject to a Notice of Dispute in accordance with Section 3(b) above, shall be released by the Escrow Agent and immediately paid to Seller. Any amounts remaining in the Escrow Fund that are subject to a Notice of Dispute shall be released in accordance with Section 3(b) above.

      4. Investment. The Escrow Agent shall deposit the Escrow Fund in its IOLTA account or other client trust fund. The Escrow Agent shall not be required to hold the Escrow Fund in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrow Fund is deposited in an interest bearing account, Seller shall be entitled to receive any accrued interest thereon.

      5. Expenses. Except as set forth in this Section 5, Escrow Agent shall be paid no fee for performance of its duties hereunder. All reasonable costs, expenses and fees of the Escrow Agent incurred in connection with the performance of its duties and obligations hereunder, including any outside counsel fees reasonably incurred by it after prior notice to the parties, shall be borne by Buyer.

      6. Concerning the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

      (a) The parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether the Buyer is entitled to receipt of the Escrow Fund pursuant to any Instructions, where Escrow Agent has not received a Notice of Dispute within 20 business days after receipt of the Instructions; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Escrow Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

      (b) The parties acknowledges that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Escrow Agreement. Buyer agrees to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Escrow Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Escrow Agreement.

      (c) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to Buyer and Seller. Prior to the effective date of the resignation as specified in such notice, the parties will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrow Fund to a substitute Escrow Agent jointly selected by the parties. If no successor Escrow Agent is named by the parties, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Escrow Fund with the clerk of any such court.

      (d) The Escrow Agent does not have and will not have any interest in the Escrow Fund, but is serving only as escrow agent, having only possession thereof.

      (e) This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Escrow Agreement.

      (f) The provisions of this Section 6 shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

      7. Option to Interplead. If any two parties to this Escrow Agreement shall be in disagreement over the interpretation of this Escrow Agreement, or over their respective rights and obligations, or if any other dispute shall arise hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of the funds or the execution of any of its duties hereunder, the Escrow Agent may, at its sole discretion, file an action in interpleader to resolve such disagreement in any New York State or Federal court sitting in the Borough of Manhattan. The Escrow Agent shall be indemnified by Buyer for all costs, including reasonable attorney's fees and expenses, and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment in the interpleader action is resolved.

      8. Termination of Escrow Agreement. This Escrow Agreement shall terminate when the entire Escrow Fund shall have been disbursed as provided in Section 3 herein.

      9. Notices. All notices and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile or four days following the day when deposited in the United States mail, registered or certified air mail, postage prepaid, return receipt requested, addressed as set forth below:

      (i) If to the Escrow Agent:

      McGuireWoods, LLP
      50 North Laura Street, Suite 3300
      Jacksonville, FL 32202
      Attention: Louis Zehil, Esq.
      Fax: (904) 798-32685

      (ii) If to Buyer:

      On2 Technologies, Inc.
      21 Corporate Drive, Suite 103
      Clifton Park, New York  12045
      Attention: Legal Department
      Fax No. 603.805.4669

      (iii) If to Seller:

      Wildform, Inc.
      8725 Venice Boulevard
      Los Angeles, California 90034
      Attention: Jonathan Blank and Colby Devitt
      Fax No.: 310.559.2035

      Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

      10. Successors and Assigns. This Escrow Agreement shall be binding upon inure to the benefit of the parties hereto and their respective successors and permitted assigns, but in no event shall any person not a party hereto have any rights to the monies or investments in the Escrow Fund as a third party beneficiary or otherwise. No party hereto may assign or transfer its rights or obligations hereunder without the prior written consent of the other parties hereto, provided, however, that Seller may assign its rights and obligations hereunder to its stockholders upon the liquidation and dissolution of the Company, or in contemplation thereof, without the prior written consent of Buyer.

      11. Governing Law. This Escrow Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New York, without regard to its conflicts of law doctrine.

      12. Waiver. Waiver of any term or condition of this Escrow Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or waiver of any other term or condition of this Escrow Agreement.

      13. Headings. The section headings contained in this Escrow Agreement are convenient references only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

      14. Counterparts. This Escrow Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which taken together shall constitute one and the same instrument. This Escrow Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

      15. Entire Agreement. This Escrow Agreement, embody the entire understanding of the parties hereto which pertain to the subject matter hereof and supersede all prior or contemporaneous agreements, representations, conditions or undertakings not included herein and therein which pertain to the subject matter hereof. This Escrow Agreement may be amended only in writing, signed by all parties hereto, and no purported oral waiver or amendment of any provision hereof shall be effective.

      IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed on the date first above written.

                                                  ON2 TECHNOLOGIES, INC.

                                                  By:
                                                      --------------------------

                                                  Name:
                                                        ------------------------

                                                  Title:
                                                         -----------------------

                                                  WILDFORM, INC.

                                                  By:
                                                      --------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------

                                                  McGUIREWOODS LLP

                                                  By:
                                                      --------------------------

                                                  Name:
                                                        ------------------------

                                                  Title:
                                                         -----------------------